SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
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   [ ]   Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          WESTFIELD FINANCIAL, INC.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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was paid previously.  Identify the previous filing by registration
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


                      [LOGO] WESTFIELD FINANCIAL, INC.



                                                             April 16, 2004

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Westfield Financial, Inc., the holding company for Westfield Bank, which will be held on May 21, 2004 at 10:00 a.m., Eastern Time, at the Tekoa Country Club, located at 459 Russell Road, Westfield, Massachusetts 01085.

      The attached Notice of Annual Meeting and proxy statement describe the formal business that we will transact at the annual meeting. In addition to the formal items of business, management will report on the operations and activities of Westfield Financial and Westfield Bank, and you will have an opportunity to ask questions.

      The Board of Directors of Westfield Financial has determined that an affirmative vote on the matter to be considered at the annual meeting is in the best interests of Westfield Financial and its shareholders and unanimously recommends a vote "FOR" this matter.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you cannot attend.

      On behalf of the Board of Directors and the employees of Westfield Financial and Westfield Bank, we thank you for your continued support and look forward to seeing you at the annual meeting.

                                       Sincerely yours,

                                       /s/ Donald A. Williams

                                       Donald A. Williams
                                       President and Chief Executive
                                       Officer

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   Date:     Friday, May 21, 2004
                   Time:     10:00 a.m., Eastern Time
                   Place:    Tekoa Country Club
                             459 Russell Road
                             Westfield, Massachusetts 01085

      At our 2004 Annual Meeting, we will ask you to:

      1. Elect the following individuals to serve as a director for a term of office stated next to the individual nominee's name:

            Nominees                   Term to Expire
            --------                   --------------
            Victor J. Carra                 2007
            Richard C. Placek               2007
            Charles E. Sullivan             2007
            Thomas C. Sullivan              2007

      2. Transact any other business as may properly come before the annual meeting.

      You may vote at the annual meeting if you were a shareholder of Westfield Financial at the close of business on March 26, 2004, the record date.

                                       By Order of the Board of Directors,

                                       /s/ Donald A. Williams

                                       Donald A. Williams
                                       President and Chief Executive
                                       Officer

Westfield, Massachusetts
April 16, 2004

===========================================================================
You are cordially invited to attend the annual meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the annual meeting.
===========================================================================

                             GENERAL INFORMATION

General

      Westfield Financial, Inc. is a Massachusetts-chartered stock holding company, which was organized in November 2001. Westfield Financial is registered as a bank holding company with the Federal Reserve Bank of Boston and owns all of the capital stock of Westfield Bank. Westfield Mutual Holding Company owns 53.5% of the outstanding shares of Westfield Financial's common stock, which is listed on the American Stock Exchange under the symbol "WFD." As used in this proxy statement, "we", "us" and "our" refer to Westfield Financial and/or its subsidiaries, depending on the context. The term "annual meeting," as used in this proxy statement, includes any adjournment or postponement of such meeting.

      We have sent you this proxy statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the annual meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the annual meeting. This process is described below in the section entitled "Voting Rights."

      We began mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy card on or about April 16, 2004 to all shareholders entitled to vote. If you owned common stock of Westfield Financial at the close of business on March 26, 2004, the record date, you are entitled to vote at the annual meeting. On the record date, there were 10,483,900 shares of common stock outstanding.

QUORUM

      A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

VOTING RIGHTS

      You are entitled to one vote at the annual meeting for each share of the common stock of Westfield Financial that you owned as of the record date at the close of business on March 26, 2004. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which we will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares "for" the proposal identified in the Notice of Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the annual meeting, other than that listed in the Notice of Annual Meeting.

VOTE BY WESTFIELD MUTUAL HOLDING COMPANY

      Westfield Mutual Holding Company owns 53.5% of the outstanding shares of Westfield Financial's common stock. All shares of Westfield Financial owned by Westfield Mutual Holding Company will be voted in accordance with the instructions of the Board of Trustees of Westfield Mutual Holding Company. Westfield Mutual Holding Company is expected to vote "For" the proposal identified in the Notice of Annual Meeting for which it is entitled to vote.

VOTE REQUIRED

Proposal 1: Election of Four      The nominees for director who receive the
Directors                         most votes will be elected.  So, if you
                                  do not vote for a nominee, or you
                                  indicate "withhold authority" for any
                                  nominee on your proxy card, your vote
                                  will not count "for" or "against" the
                                  nominee.  You may not vote your shares
                                  cumulatively for the election of
                                  directors.  Because Westfield Mutual
                                  Holding Company owns more than 50% of
                                  Westfield Financial's outstanding shares, we expect that Westfield Mutual Holding
                                  Company will control the outcome of the
                                  vote on this proposal.

EFFECT OF BROKER NON-VOTES

      If your broker holds shares that you own in "street name," the broker may vote your shares on the proposal listed above even if the broker does not receive instructions from you. If your broker does not vote on the proposal, this will constitute a "broker non-vote." A broker non-vote would have no effect on the outcome of the proposal because only a plurality of votes cast is required to elect a director.

CONFIDENTIAL VOTING POLICY

      Westfield Financial maintains a policy of keeping shareholder votes confidential. We only let our Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. Our independent tabulating agent will, however, forward any written comments that you may have to management.

REVOKING YOUR PROXY

      You may revoke your grant of proxy at any time before it is voted by:

      *     filing a written revocation of the proxy with the Clerk;
      *     submitting a signed proxy card bearing a later date; or
      * attending and voting in person at the annual meeting, but you also must file a written revocation with the Clerk of the annual meeting prior to the voting.

      If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the annual meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Westfield Financial.

SOLICITATION OF PROXIES

      Westfield Financial will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of Westfield Financial and Westfield Bank may solicit proxies by mail, telephone and other forms of communication.

      We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

      If you would like a copy of our Annual Report on Form 10-K and audited financials for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to Philip R. Smith, Clerk, Westfield Financial, Inc., 141 Elm Street, Westfield, MA 01085.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of Westfield Financial

      The following table contains common stock ownership information for persons known to Westfield Financial to "beneficially own" 5% or more of Westfield Financial's common stock as of March 26, 2004. In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose of. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) after March 26, 2004. Two or more persons may be considered the beneficial owner of the same shares. Westfield Financial obtained the information provided in the following table from filings with the SEC and from Westfield Financial.

                                  Name and Address of          Amount and Nature of
   Title of Class                   Beneficial Owner           Beneficial Ownership     Percent
   --------------                 -------------------          --------------------     -------

Common Stock, par          Westfield Mutual Holding Company         5,607,400(1)         53.5%
value $0.01 per share      141 Elm Street
                           Westfield, MA  01085

___________________
<F1>  As reported by Westfield Mutual Holding Company in a Schedule 13D
      dated January 7, 2002, which reported sole voting and dispositive power over 5,607,400 shares.

Security Ownership of Management

      The following table shows the number of shares of Westfield Financial's common stock beneficially owned by each director, each executive officer appearing in the "Summary Compensation Table," and all directors and executive officers of Westfield Financial as a group, as of March 26, 2004. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name.

                                                                 Amount and Nature of
                                        Position with                 Beneficial           Percent of Common
       Name                          Westfield Financial       Ownership(1)(2)(3)(4)(5)    Stock Outstanding
       ----                          -------------------       ------------------------    -----------------

Victor J. Carra                   Executive Vice President            65,410(6)                     *
                                  and Director
David C. Colton, Jr.              Director                            10,528(7)                     *
Robert T. Crowley, Jr.            Director                            10,100(8)                     *
James C. Hagan                    Vice President and Chief            12,660                        *
                                  Lending Officer
Thomas J. Howard                  Director                             8,100(9)                     *
Michael J. Janosco, Jr.           Chief Financial Officer and         72,125(10)                    *
                                  Treasurer
Rebecca S. Kozaczka               Vice President and                  10,238                        *
                                  Residential Loan Officer
Harry C. Lane                     Director                             7,600                        *
William H. McClure                Director                            10,600(11)                    *
Mary C. O'Neil                    Director                             9,000(12)                    *
Richard C. Placek                 Director                            12,600(13)                    *
Paul R. Pohl                      Director                            17,596(14)                    *
Charles E. Sullivan               Director                            14,600(15)                    *
Thomas C. Sullivan                Director                            32,600                        *
Donald A. Williams                President, Chief Executive         105,309(16)                   1.0%
                                  Officer and Director
Other Executive Officers
and ESOP                                                             410,309(17)                   3.9%
All Executive Officers                                               809,375(17)                   7.7%
and Directors as a Group
(17 Persons)

                              (Footnotes to the table are on the next page)




___________________
* Less than one percent of the total outstanding shares of common stock.
<F1>  See "Principal Shareholders of Westfield Financial" for definition of
      "beneficial ownership."
<F2>  Based on a total of 10,483,900 shares of Westfield Financial's Common
      Stock outstanding as of March 26, 2004.
<F3>  Includes unvested shares of restricted stock awards held in trust as part of the Westfield Financial, Inc. 2002 Recognition and Retention Plan (the "RRP"), with respect to which the beneficial owner has voting but not investment power as follows: Messrs. Colton, Crowley, Howard, Lane, McClure, Placek, Pohl, C. Sullivan, T. Sullivan and Ms. O'Neil each - 4,000 shares; Mr. Williams - 39,200 shares; Mr. Carra - 27,400 shares; Mr. Janosco - 23,520 shares; Mr. Hagan - 8,000 shares and Ms. Kozaczka - 6,800 shares.
<F4>  Includes shares allocated to the account of the individuals under the
      Westfield Financial, Inc. Employee Stock Ownership Plan with respect to each individual has voting but not investment powers as follows:
      Mr. Williams - 1,309 shares; Mr. Carra - 1,120 shares; Mr. Janosco - 1,205 shares; Mr. Hagan - 903 shares; and Ms. Kozaczka - 676 shares. Includes shares held in trust in Westfield Bank 401(k) Plan as to which each participant has investment but not voting powers: Mr. Carra - 13,370 shares; Mr. Hagan - 1,357 shares; and Ms. Kozaczka - 962 shares.
<F5>  Includes 2,600 shares of common stock which may be acquired by
      Messrs. Colton, Crowley, Lane, McClure, Placek, Pohl, C. Sullivan, T. Sullivan and Ms. O'Neil pursuant to vested options granted to them under the 2002 Stock Option Plan (the "Stock Option Plan"). Also includes shares of common stock which may be acquired pursuant to vested options issued under the Stock Option Plan as follows: Mr. Williams - 24,000 shares; Mr. Carra - 14,400 shares; Mr. Janosco - 14,400 shares; Mr. Howard - 600 shares; Mr. Hagan - 2,400 shares; and Ms. Kozaczka - 1,800 shares.
<F6>  Includes 690 shares held in an individual retirement account ("IRA")
      for the benefit of Mr. Carra's spouse, 830 shares held in an IRA for the benefit of Mr. Carra and 7,600 shares held jointly with Mr. Carra's spouse.
<F7>  Includes 1,492 shares held in an IRA for the benefit of Mr. Colton's spouse, 936 shares held in an IRA for the benefit of Mr. Colton, and 500 shares held jointly with Mr. Colton's spouse.
<F8>  Includes 3,500 shares held jointly with Mr. Crowley's spouse.
<F9>  Includes 500 shares held by the Thomas J. Howard Revocable trust for which Mr. Howard and his spouse serve as trustees.
<F10> Includes 20,279 shares held jointly with Mr. Janosco's spouse, and 12,721 shares held in an IRA for the benefit of Mr. Janosco.
<F11> Includes 3,000 shares held jointly with Mr. McClure's spouse.
<F12> Includes 1,400 shares held jointly with Ms. O'Neil's spouse.
<F13> Includes 2,500 shares held by Mr. Placek's spouse.
<F14> Includes 9,996 shares held jointly with Mr. Pohl's spouse.
<F15> Includes 3,000 shares held in an IRA for the benefit of Mr. Sullivan.
<F16> Includes 20,700 shares held jointly with Mr. Williams' spouse, 5,100 shares held in an IRA for the benefit of Mr. Williams, and 5,200 shares held in an IRA for the benefit of Mr. Williams' spouse.
<F17> The figures shown for each of the executive officers named in the table do not include 397,808 shares held in trust pursuant to the ESOP that have not been allocated as of December 31, 2003 to any individual's account and as to which each of the executive officers named in the table share voting powers with the other ESOP participants. The figure shown for all directors and executive officers as a group includes 397,808 shares as to which members of Westfield Financial's Compensation Committee (consisting of Messrs. Lane, Pohl and Thomas C. Sullivan) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such member to be deemed a beneficial owner of such shares.
      Each of the members of the Compensation Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the Compensation Committee individually. See "Benefit Plans-Employee Stock Ownership Plan".

                 DISCUSSION OF PROPOSAL RECOMMENDED BY BOARD

                             -------------------

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

                             -------------------

General

      Nominees                    Term to Expire
      --------                    --------------
      Victor J. Carra                  2007
      Richard C. Placek                2007
      Charles E. Sullivan              2007
      Thomas C. Sullivan               2007

      All four nominees are currently serving on Westfield Financial's Board of Directors. If you elect all the nominees listed above, they will hold office until the annual meeting in 2007 or until their successors have been elected and qualified.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

===========================================================================
The Board of Directors unanimously recommends a vote "For" all of the nominees for election as directors.
===========================================================================

Nominees and Directors

                                       Term             Position(s) Held with
Nominees                    Age(1)    Expires            Westfield Financial              Director Since(2)
--------                    ------    -------           ---------------------             -----------------

Victor J. Carra               63       2004      Executive Vice President and Director          1995
Richard C. Placek             64       2004                    Director                         1979
Charles E. Sullivan           60       2004                    Director                         1992
Thomas C. Sullivan            70       2004                    Director                         1989




Continuing                             Term             Position(s) Held with
Directors                   Age(1)    Expires            Westfield Financial              Director Since(2)
---------                   ------    -------           ---------------------             -----------------

Robert T. Crowley, Jr.        55       2005                    Director                         1999
Harry C. Lane                 65       2005                    Director                         1978
William H. McClure            68       2005                    Director                         1996
Paul R. Pohl                  62       2005                    Director                         1999
David C. Colton, Jr.          60       2006                    Director                         1980
Mary C. O'Neil                68       2006                    Director                         1994
Donald A. Williams            59       2006      President, Chief Executive Officer and         1983
                                                               Director

Retiring Director
-----------------
Thomas J. Howard              71       2004                    Director                         1979

___________________
<F1>  At December 31, 2003.
<F2>  Includes terms served on the Board of Directors of Westfield Bank.
      All members of the current Board of Directors of Westfield Financial have served as directors since the company's inception in 2001.

Biographical Information

      The principal occupation and business experience of each nominee for election as director and each director are set forth below.

Nominees

      Victor J. Carra has served as the Executive Vice President of Westfield Bank since 1998 and Westfield Financial since its inception in 2001. Since 1975, Mr. Carra has served in various capacities during his employment with Westfield Bank.

      Richard C. Placek is the President of Commercial Distributing Company, located in Westfield Massachusetts. Mr. Placek has held this position since 1985. Prior to that, he served as General Manager.

      Charles E. Sullivan is the President of Charles E. Sullivan C.P.A., Inc., a public accounting firm located in West Springfield, Massachusetts. Mr. Sullivan has served in this capacity since 1979.

      Thomas C. Sullivan is retired and was formerly the President and Chief Operating Officer of Sullivan Paper Co., Inc., located in West Springfield, Massachusetts. He retired from this position in 1998. Mr. Sullivan presently serves as a director of Sullivan Paper Co., Inc., a position he has held since 1959. He also serves as President and Director of Patriot Realty, located in Appleton, Wisconsin and is the Vice President and Director of George Sullivan Realty, a realty company located in West Springfield, Massachusetts. Mr. Sullivan has served in these capacities since 1994 and 1970, respectively.

Continuing Directors

      Robert T. Crowley, Jr. is a Certified Public Accountant and a partner in the accounting firm of Downey, Sweeney, Fitzgerald & Co., P.C. The firm provides services in tax, accounting and auditing services to the public. Mr. Crowley has been a partner with this firm since 1980 and a Certified Public Accountant since 1979.

      Harry C. Lane is the President of John S. Lane & Son, Inc., a quarry and asphalt company located in Westfield, Massachusetts, incorporated in 1904. Mr. Lane has served in this capacity since 1986.

      William H. McClure is the President of the McClure Insurance Agency, Inc., a position he has held since December 1993. He is an owner of 51% of this insurance agency which sells and services fire, casualty, life and health insurance. He is also an owner of 103 Van Deene Realty Trust which is made up of a building located at that same address.

      Paul R. Pohl has served as the President and Owner of Chemi-Graphic, Inc., a name plate manufacturing company located in Ludlow, Massachusetts. Mr. Pohl has served in this capacity since 1964.

      David C. Colton, Jr. is the owner and operator of The Colton Agency, Inc., an insurance agency located in Westfield, Massachusetts. Mr. Colton has served in these capacities since 1966.

      Mary C. O'Neil is the Director of Development and Marketing at Noble Health Systems, located in Westfield, Massachusetts. Ms. O'Neil has held this position since 1993. Prior to that, she served as President of T.L. O'Neil Insurance Agency, Inc.

      Donald A. Williams has served as President of Westfield Bank since 1983 and Chief Executive Officer of Westfield Bank since 1987. Mr. Williams has served in such capacities with Westfield Financial since its inception in 2001.

Retiring Director

      Thomas J. Howard, Jr. retired from Westfield Bank in 1994 after having served as an Assistant Treasurer, Treasurer, Vice President and Executive Vice President during his employment with Westfield Bank since 1964. Since his retirement in 1994, Mr. Howard has served as a corporator and trustee of Westfield Mutual Holding Company and a director of Westfield Bank. He has served as a director of Westfield Financial since its inception in 2001. He has continued to follow economic developments and banking trends in the industry.

Executive Officers Who are Not Directors

      James C. Hagan, age 42, has served as Vice President and Commercial Loan Department Manager of Westfield Bank since 1998. From 1994 through 1998, Mr. Hagan was a Vice President at Westfield Bank.

      Michael J. Janosco, Jr., age 57, has served as the Chief Financial Officer and Treasurer of Westfield Bank since 1999 and of Westfield Financial since its inception in 2001. Mr. Janosco was previously a partner at KPMG Peat Marwick until his retirement in 1994. From 1994 to 1997, he served as the Chief Financial Officer and Treasurer of Primary Bank, located in Peterborough, New Hampshire. From October 1997 to March 1999, he was a consultant to various banks.

      Rebecca S. Kozaczka, age 53, has served as Vice President and Residential Loan Officer at Westfield Bank since 1989. She worked as a Mortgage Loan Officer and Assistant Vice President from 1985 until 1989.

      Deborah J. McCarthy, age 44, has served as Vice President since 2000. She is the Manager of the Operations and Information Systems departments. She has worked for Westfield Bank in numerous capacities since 1979.

      Leo R. Sagan, Jr., age 41, has served as the Vice President and Controller of Westfield Financial since 2003. Prior to that he served as Controller of Westfield Financial from 2002 to 2003 and as Assistant Treasurer of Westfield Financial from 1999 to 2002.

Shareholder Communications with our Board of Directors

      Shareholders may contact Westfield Financial's Board of Directors by contacting Philip R. Smith, Clerk, at Westfield Financial, Inc., 141 Elm Street, Westfield, MA 01085 or at (413) 568-1911. All comments will be forwarded directly to the Board of Directors.

      It is the Company's policy that all directors and nominees should attend the Annual Meeting. At the 2003 Annual Meeting, all but five members of the Board of Directors were in attendance.

           INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Meetings and Committees of the Board of Directors

      Westfield Financial's Board of Directors currently consists of twelve members. The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Westfield Financial. Westfield Financial's executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the board which are held on a monthly basis. Our directors also discuss business and other matters with key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

      The Board of Directors of Westfield Financial held four regular meetings during the fiscal year ended December 31, 2003. The Board of Directors of Westfield Bank held 12 meetings during the fiscal year ended December 31, 2003. Each incumbent director attended at least 75% of the meetings of the Board of Directors, plus meetings of committees on which that particular director served during this period.

Committees of the Board

      The Board of Directors of Westfield Financial has established the following committees:

Executive         The Executive Committee exercises the powers of the Board
Committee         of Directors between board meetings.  The Executive
                  Committee consists of directors Colton, Lane, O'Neil, C.
                  Sullivan and Williams.  The Executive Committee of
                  Westfield Financial met four times during the 2003 fiscal year; however, the Executive Committee of Westfield Bank, which serves the same functions and has the identical make-up, met 42 times during the 2003 fiscal year.

Audit Committee   The Audit Committee is chaired by Director Placek, with
                  Directors Crowley and McClure as members.  The Audit
                  Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The committee will also review and approve all transactions with affiliated parties. The board of directors of the Company have adopted a written charter for the Audit Committee. All members of the Audit Committee are independent directors as defined under the American Stock Exchange listing standards. Westfield Financial believes that Mr. Crowley qualifies as an Audit Committee Financial Expert as that term is defined by SEC regulations. The committee of Westfield Financial met six times in the 2003 fiscal year.

Compensation      The Compensation Committee provides advice and
Committee         recommendations to the Board of Directors in the areas of
                  employee salaries and benefit programs.  The Compensation
                  Committee consists of directors Lane, Pohl and T.
                  Sullivan with Director Lane serving as Chairperson of the committee. All members of the Compensation Committee are independent directors as defined by the American Stock
                  Exchange listing standards. The Compensation Committee of Westfield Financial met four times during the 2003 fiscal year.

Nominating/       In 2003, the Nominating and Corporate Governance
Corporate         Committee was comprised of the full Board of Directors
Governance        of Westfield Financial.  In the 2004 fiscal year, the
Committee         Committee will be comprised of all the independent
                  members of the Board of Directors of Westfield Financial.
                  The Nominating and Corporate Governance Committee met one time during the year ended December 31, 2003.

                  All members of the Nominating and Corporate Governance Committee for the 2004 fiscal year are independent directors as defined under the American Stock Exchange listing standards. The Nominating and Corporate Governance Committee formulates our corporate governance guidelines and determines the qualification and independence of directors and committee members. The Committee is responsible for nominating persons for election to the board of directors and also reviews if shareholder nominations (if any) comply with the notice procedures set forth in the Westfield Financial's bylaws. The Board of Directors will adopt a written charter for the Nominating and Corporate Governance Committee prior to the Annual Meeting.

                  In accordance with Westfield Financial's bylaws, nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of Westfield Financial entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Clerk of Westfield Financial. To be timely, a shareholder's notice must be delivered to or received by the Clerk not less than one hundred twenty
                  (120) calendar days in advance of the date of Westfield Financial's proxy statement which was released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, with respect to Westfield Financial's first annual meeting of stockholders, to be timely notice shall be received at the principal executive offices of Westfield Financial not less than one hundred twenty (120) days prior to the date of the annual meeting except that in the event less than one hundred thirty (130) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The shareholder's notice to the Clerk must set forth certain information regarding the proposed nominee and the shareholder making such nomination. If a nomination is not properly brought before the meeting in accordance with Westfield Financial's bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about Westfield Financial's director nomination requirements, please see Westfield Financial's bylaws.

                  It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. Westfield Financial does not pay a fee to any third party to identify or evaluate nominees.

                  Victor J. Carra, Richard Placek, Charles E. Sullivan and Thomas C. Sullivan were each nominated by the non-management, independent directors that comprise the Nominating and Corporate Governance Committee. As of December 31, 2003, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in connection with the 2004 Annual Meeting.

AUDIT COMMITTEE REPORT

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

      During the 2003 fiscal year, the Audit Committee of Westfield Financial met five times. The Audit Committee's membership was comprised of Directors Crowley, McClure and Placek with Placek serving as Chairperson. Westfield Financial believes that Mr. Crowley qualifies as an Audit Committee Financial Expert as that term is defined by SEC regulations.

      Each member of Westfield Financial's Audit Committee is independent as defined under the American Stock Exchange listing standards. Westfield Financial's Audit Committee operates under a written charter approved by the Board.

      Westfield Financial's Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments. The primary duties and responsibilities of the Audit Committee are to: (1) oversee and monitor the financial reporting process and internal control system; (2) review and evaluate the audit performed by outside auditors and report any substantive issues found during the audit to the Board; (3) appoint, compensate and oversee the work of the independent auditors; (4) review and approve all transactions with affiliated parties; and (5) provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board.

      Westfield Financial's Audit Committee has reviewed and discussed the audited financial statements of Westfield Financial for the fiscal year ended December 31, 2003 with management and Deloitte & Touche LLP, Westfield Financial's independent auditors. Westfield Financial's Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) as amended, with Deloitte & Touche LLP.

      Westfield Financial's Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (entitled "Independence Discussions with Audit Committees"), has discussed the independence of Deloitte & Touche LLP and considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor's independence.

      Based on the review and discussions noted above, Westfield
Financial's Audit Committee recommended to the Board that Westfield Financial's audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

      A representative of Deloitte & Touche LLP is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she so desires.

                                       Westfield Financial, Inc.
                                       Audit Committee

                                       Richard C. Placek, Chairperson
                                       Robert T. Crowley, Jr.
                                       William H. McClure

      Principal Accountant Fees and Services

      During the fiscal years ended December 31, 2002 and December 31, 2003, Westfield Financial retained and paid Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") to provide audit and other services as follows:

                                 AUDIT FEES

                                        2003             2002
                                        ----             ----

      Audit(1)                        203,000          183,000
      Audit-Related Fees                    0                0
      Tax Fees(2)                           0           31,000
      All Other Fees(3)                     0           71,000
      Total                           203,000          285,000

___________________
<F1>  Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.
<F2>  Tax fees consisted of assistance with matters related to tax compliance and counseling.
<F3>  All other fees consisted primarily of work performed relating to the initial public offering.

      Preapproval Policies and Procedures

      Preapproval of Services: The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Westfield Financial by its independent auditor, subject to the deminimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

      Exception: The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

      (i) The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Westfield Financial to its auditor during the fiscal year in which the services are provided;

      (ii) Such services were not recognized by Westfield Financial at the time of the engagement to be non-audit services; and

      (iii) Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

      Delegation. The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

      The Audit Committee preapproved 100% of the services performed by the Deloitte Entities pursuant to the policies outlined above.

DIRECTOR COMPENSATION

      Meeting Fees. The members of the board of directors of Westfield Financial are identical to that of Westfield Bank. To date, Westfield Bank has compensated its directors for their services to the bank. Westfield Financial has not paid any additional compensation to its directors for their additional services to the holding company. Westfield Financial expects to continue this practice until there is a business reason to establish separate compensation fees.

      Westfield Bank's practice has been to pay a fee of $800 to each of its non-employee directors for attendance at each board meeting. In addition, each member of the Executive Committee received $1,733 per month for attendance at meetings, each member of the Audit Committee received $500 for each meeting the member attended and each member of the Compensation Committee received $250 for each meeting the member attended. Westfield Bank paid fees totaling $183,000 to its non-employee directors for the year ended December 31, 2003.

      Directors' Deferred Compensation Plan. Westfield Bank has established the Westfield Bank Directors' Deferred Compensation Plan for the benefit of non-employee directors. Under the Deferred Compensation Plan, each non-employee director may make an annual election to defer receipt of all or a portion of his or her director fees received from Westfield Financial and Westfield Bank. The deferred amounts are allocated to a deferral account and credited with interest at an annual rate equal to the rate on the highest yielding certificate of deposit issued by Westfield Bank during the year or according to the investment return of other assets as may be selected by the Compensation Committee of Westfield Bank. The Deferred Compensation Plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, disability or a change in control of Westfield Financial or Westfield Bank (as those terms are defined in the Deferred Compensation
Plan).

EXECUTIVE OFFICER COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is composed of Directors Lane, Pohl and Thomas C. Sullivan with Director Lane serving as the Chairperson of the Committee. None of the members of the Compensation Committee were officers or employees of Westfield Financial or its subsidiaries during 2003 or in prior years.

      The following Report of Westfield Financial's Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed "soliciting material," filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Compensation Committee Report on Executive Compensation

      On December 27, 2001, Westfield Financial, Inc. became the holding company for Westfield Bank upon completion of a corporate reorganization of Westfield Mutual Holding Company and related initial stock offering by Westfield Financial.

      The Compensation Committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs. Compensation of the President and Chief Executive Officer and other executive officers of Westfield Bank for the fiscal year ended 2003 was paid by Westfield Bank and determined by the Board of Directors.

      The committee reviews the compensation and benefits programs for all executive officers on an annual basis. Mr. Williams did not participate in the committee's decisions regarding his own compensation review and recommendation in 2003 or in prior years.

      The committee strives to provide a compensation program that assures both the motivation and retention of the executive officers, proper alignment with the financial interests of Westfield Financial's stockholders, and competitiveness with the external marketplace. To this end, the committee reviewed the compensation practices of a peer group of companies with similar size and business mix to that of Westfield Bank in order to develop recommendations for Westfield Bank's executive officers.

      Westfield Bank's compensation program for executive officers consists of: base salary, annual bonuses and long-term incentive awards. These elements are intended to provide an overall compensation package that is commensurate with Westfield Bank's financial resources, that is appropriate to assure that retention of experienced management personnel, and that aligns their financial interests with those of Westfield Financial's shareholders.

Base Salaries

      Salary levels recommended by the committee are intended to be competitive with salary levels of the companies in Westfield Bank's peer group, commensurate with the executive officers' respective duties and responsibilities, and reflect the financial performance of Westfield Bank.

Stock Options

      Westfield Financial has implemented the 2002 Stock Option Plan under which executive officers, employees, and directors are eligible to receive awards. The Compensation Committee has determined stock option grants based on the financial performance achieved by Westfield Bank, and the level of long-term incentive awards made by companies in the peer group. No grants of stock options were made in the 2003 fiscal year.

Recognition and Retention Plan

      Westfield Financial has implemented the 2002 Recognition and Retention Plan under which executive officers, employees, and directors are eligible to receive restricted stock awards. The Compensation Committee has determined restricted stock awards based on the financial performance achieved by Westfield Bank, and the level of long-term incentive awards made by companies in the peer group. No awards of restricted stock were made in the 2003 fiscal year.

Chief Executive Officer

      For fiscal year ended December 31, 2003, Mr. Williams' base salary was $326,482 and he was awarded a bonus of $33,904. He was also eligible to participate in the 2002 Stock Option Plan and the 2002 Recognition and Retention Plan. During fiscal 2003, Mr. Williams was not awarded any options under the 2002 Stock Option Plan and was not awarded any shares under the 2002 Recognition and Retention Plan.

                                       Westfield Financial, Inc.
                                       Compensation Committee

                                       Harry C. Lane, Chairperson
                                       Paul R. Pohl
                                       Thomas C. Sullivan

Compensation Committee Interlocks and Insider Participation

      None of the executive officers of Westfield Financial served as a member of another entity's Board of Directors or as a member of the Compensation Committee (or other board committee performing equivalent functions) during 2003, which entity had an executive officer serving on the Board of Directors or as a member of the Compensation Committee of Westfield Financial. There are no interlocking relationships between Westfield Financial and other entities that might affect the determination of the compensation of our executive officers.

Performance Graph

      The following graph compares Westfield Financial, Inc.'s total cumulative shareholder return by an investor who invested $100.00 on December 28, 2001, the date following Westfield Financial, Inc.'s conversion, to September 30, 2003, to the total return by an investor who invested $100.00 in each of the Russell 2000 Index and the Nasdaq Bank Index for the same period.

                                       Cumulative Total Return
                              ----------------------------------------
                              12/28/01     12/01      12/02      12/03
                              --------     -----      -----      -----

Westfield Financial, Inc.      100.00     100.22     116.97     181.26
Russell 2000                   100.00      98.96      78.69     115.88
Nasdaq Bank                    100.00      99.30     101.65     130.78

Summary Compensation Table

      Summary Compensation Table. The following table provides information about the compensation paid for 2003 to Westfield Financial's and Westfield Bank's President and Chief Executive Officer and to the four other most highly compensated executive officers whose salary and bonus for 2003 was at least $100,000.

                                                                                       Long Term
                                                                                     Compensation
                                                Annual Compensation                     Awards
                                       -------------------------------------    ---------------------
                                                                   Other        Restricted
   Name and Principal                                              Annual         Stock                   All Other
Positions with Westfield                                        Compensation      Awards      Options    Compensation
        Financial              Year    Salary($)    Bonus($)       ($)(1)         ($)(2)      (#)(3)        ($)(4)
------------------------       ----    ---------    --------    ------------    ----------    -------    -----------

Donald A. Williams,            2003    $326,482     $33,904          -                 -            -      190,042
  President and Chief          2002     307,930      15,256          -           705,110      120,000      146,629
  Executive Officer            2001     290,498      43,575          -                 -            -      113,516

Michael J. Janosco, Jr.,       2003    $179,036     $18,592          -                 -            -       24,242
  Chief Financial Officer      2002     165,555       8,366          -           423,066       72,000       13,916
  and Treasurer                2001     152,100      22,815          -                 -            -        7,173

Victor J. Carra,               2003    $167,284     $17,372          -                 -            -       77,480
  Executive Vice President     2002     156,338       7,817          -           423,066       72,000       42,621
                               2001     142,116      21,317          -                 -            -       43,282

James C. Hagan,                2003    $137,150     $14,242          -                 -            -       18,285
  Vice President               2002     124,670       6,234          -           143,900       12,000        9,824
                               2001     113,334      17,000          -                 -            -        3,772

Rebecca S. Kozaczka,           2003    $100,490     $10,436          -                 -            -       13,580
  Vice President               2002      96,616       4,831          -           122,315        9,000        7,807
                               2001      92,014      13,802          -                 -            -        3,784

___________________
<F1>  Westfield Bank provides its executive officers with non-cash benefits and perquisites, such as the use of employer-owned or leased automobiles. Management of the Bank believes that the aggregate value of these benefits for 2003 did not, in the case of any executive officer, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for him or her in the Summary Compensation Table.
<F2>  Pursuant to the Westfield Financial, Inc. 2000 Recognition and
      Retention Plan, Mr. Williams, Mr. Janosco, Jr., Mr. Carra, Mr. Hagan and Ms. Kozaczka were granted 49,000, 29,400, 29,400, 10,000 and
      8,500 shares of restricted stock, respectively, effective July 26, 2002. These awards vest in 20% increments each year. Dividends attributed to such awards are distributed to participants from the custodial account holding shares under the Recognition and Retention Plan. The dollar amount shown above is based on the fair market value of a share of common stock on July 26, 2002, which was $14.39 per share. The value of aggregate restricted stock awards as of December 31, 2003 was $1,164,240, $698,544, $698,544, $237,600 and
      $201,960 for each of Messrs. Williams, Janosco, Carra, Hagan and Ms. Kozaczka, respectively. Accelerated vesting occurs in the case of death or disability and upon retirement or a change in control.
<F3>  Represents shares of common stock as to which the named individual has the right to acquire beneficial ownership pursuant to the exercise of stock options. Such options were granted on July 26, 2002 pursuant to the Westfield Financial, Inc. 2002 Stock Option Plan, and vest in 20% increments each year. Accelerated vesting occurs in the case of death or disability and upon retirement or a change in control.
<F4>  Includes the following components for fiscal 2003: (1) employer matching contributions to the Westfield Bank 401(k) Plan: Mr. Williams - $6,000; Mr. Janosco - $5,578; Mr. Carra - $5,212; Mr.
      Hagan - $4,273; and Ms. Kozaczka - $3,131; (2) the dollar value of premium payments for life insurance coverage provided by Westfield
      Bank: Mr. Williams - $1,424; Mr. Janosco - $1,105; Mr. Carra - $1,616; Mr. Hagan - $524; and Ms. Kozaczka - $589; (3) amounts accrued under deferred compensation agreements: Mr. Williams - $147,047 and Mr. Carra - $54,234; (4) the value of allocations under the ESOP: Mr. Williams - $18,889, Mr. Janosco, Jr. - $17,559; Mr. Carra - $16,418; Mr. Hagan - $13,448; and Ms. Kozaczka - $9,860 and
      (5) the value accrued under the Benefit Restoration Plan: Mr. Williams - $16,682.

Employment Agreements

      Westfield Financial and Westfield Bank have jointly entered into employment agreements with Mr. Donald A. Williams to secure his services as President and Chief Executive Officer, Mr. Victor J. Carra to secure his services as Executive Vice President, and Mr. Michael J. Janosco, Jr., to secure his services as Chief Financial Officer. For purposes of Westfield Financial's obligations, the employment agreements have rolling three-year terms beginning on January 1, 2002, which by decision of the executive or joint decision of Westfield Financial and Westfield Bank may be converted to a fixed three-year term. For purposes of Westfield Bank's obligations the employment agreements have fixed terms of three years beginning on January 1, 2003, and may be renewed annually after a review of the executive's performance. These agreements provide for minimum annual salaries of $339,039, $173,718 and $185,922, respectively, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. They also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for six years after termination. Westfield Financial and Westfield Bank may terminate each executive's employment, and each executive may resign, at any time with or without cause. However, in the event of termination during the term without cause, they will owe the executive severance benefits generally equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional three years. The same severance benefits would be payable if the executive resigns during the term following: a loss of title, office or membership on the board of directors; material reduction in duties, functions or responsibilities; involuntary relocation of the executive's principal place of employment to a location over 25 miles in distance from Westfield Bank's principal office in Westfield, Massachusetts and over 25 miles from the executive's principal residence; or other material breach of contract by Westfield Financial or Westfield Bank which is not cured within 30 days. For 60 days after a change in control, each executive may resign for any reason and collect severance benefits as if he or she had been discharged without cause. The employment agreements also provide uninsured death and disability benefits. If Westfield Financial or Westfield Bank experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the employment agreements might constitute an "excess parachute payment" under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, Westfield Financial would reimburse the executive for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executive will retain approximately the same net-after tax amounts under the employment agreement that he or she would have retained if there were no 20% excise tax. The effect of this provision is that Westfield Financial, rather than the executive, bears the financial cost of the excise tax. Neither Westfield Financial nor Westfield Bank could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

Change of Control Agreements

      Westfield Bank and Westfield Financial have jointly entered into one-year change of control agreements with three vice presidents, James C. Hagan, Rebecca S. Kozaczka and Deborah J. McCarthy. The term of these agreements is perpetual until Westfield Bank gives notice of non-extension, at which time the term is fixed for one year. Generally, Westfield Bank may terminate the employment of any officer covered by these agreements, with or without cause, at any time prior to a change of control without obligation for severance benefits. However, if Westfield Bank or Westfield Financial signs a merger or other business combination agreement, or if a third party makes a tender offer or initiates a proxy contest, it could not terminate an officer's employment without cause without liability for severance benefits. The severance benefits would generally be equal to the value of the cash compensation and fringe benefits that the officer would have received if he or she had continued working for an additional one year. Westfield Bank would pay the same severance benefits if the officer resigns after a change of control following a loss of title, office or membership on the Board of Directors, material reduction in duties, functions or responsibilities, involuntary relocation of his or her principal place of employment to a location over 25 miles from Westfield Bank's principal office on the day before the change of control and over 25 miles from the officer's principal residence or other material breach of contract which is not cured within 30 days. These agreements also provide uninsured death and disability benefits. If Westfield Bank or Westfield Financial experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the change of control agreements might constitute an "excess parachute payment" under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by the officer and would be non- deductible by Westfield Bank and Westfield Financial for federal income tax purposes. The change of control agreements do not provide a tax indemnity.

BENEFIT PLANS

      Pension Plan. Westfield Bank maintains a pension plan for its eligible employees. Generally, employees of Westfield Bank begin participation in the pension plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. Participants in the pension plan become vested in their accrued benefit under the pension plan upon the earlier of the: (1) attainment of their "normal retirement age" (as described in the pension plan) while employed at Westfield Bank; (2) completion of five vesting years of service with Westfield Bank; or (3) death or disability of the participant. Participants are generally credited with a vesting year of service for each year in which they complete at least 1,000 hours of service. A participant's normal benefit under the pension plan equals the sum of (1) 1.25% of the participant's average compensation (generally defined as the average taxable compensation for the three consecutive limitation years that produce the highest average) by the number of years of service the participant has under the plan up to 25 years of service, plus (2) 0.6% of the excess of the participant's average compensation over the participant's covered compensation (the social security taxable wage base for the 35 years ending in the year the participant becomes eligible for non-reduced social security benefits) for each year of service under the plan up to 25 years of service. Participants may retire at or after age 65 and receive their full benefit under the plan. Participants may also retire early at age 62 or at age 55 with ten years of service or at age 50 with 15 years of service under the plan and receive a reduced retirement benefit. Pension benefits are payable in equal monthly installments for life, or for married persons, as a joint survivor annuity over the lives of the participant and spouse. Participants may also elect a lump sum payment with the consent of their spouse. If a participant dies while employed by Westfield Bank, a death benefit will be payable to either his or her spouse or estate, or named beneficiary, equal to the entire amount of the participant's accrued benefit in the plan.

      The following table indicates the annual employer-provided retirement benefits that would be payable under the pension plan upon retirement at age 65 to a participant electing to receive his pension benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the pension plan are limited to $160,000 per year and annual compensation for benefit calculation purposes is limited to $200,000 per year for the 2003 calendar year.

                                             Years of Service
                             ----------------------------------------------
Average Annual Compensation     10           15           20           25
---------------------------     --           --           --           --

$ 20,000                     $ 2,500      $ 3,750      $ 5,000      $ 6,250
  40,000                       5,033        7,550       10,067       12,583
  60,000                       8,733       13,100       17,467       21,833
  80,000                      12,433       18,650       24,867       31,083
 100,000                      16,133       24,200       32,267       40,333
 120,000                      19,833       29,750       39,667       49,583
 125,000                      20,758       31,138       41,517       51,896
 140,000                      23,533       35,300       47,067       58,833
 150,000                      25,383       38,075       50,767       63,458
 175,000                      30,008       45,013       60,017       75,021
 200,000                      34,633       51,950       69,267       86,583

      The benefits listed on the table above for the pension plan are not subject to a reduction for Social Security benefits or any other offset amount. As of December 31, 2003, Messrs. Williams, Janosco, Carra, Hagan and Ms. Kozaczka had 30, 4, 27, 8 and 13 years of service, respectively, for purposes of the pension plan.

      401(k) Plan. Westfield Bank has adopted the SBERA 401(k) Plan, a tax-qualified defined contribution plan, for substantially all employees of Westfield Bank who have attained age 21 and completed at least three months of service. Eligible employees may contribute from 1% to 15% of annual compensation to the plan on a pre-tax basis each year, subject to limitations of the Internal Revenue Code (for 2003 the limit was $12,000). Westfield Bank makes a matching contribution to the plan equal to 50% of the first six percent of annual compensation contributed to the plan on a pre-tax basis by a participant after such participant has completed one year of service. This plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account. One permitted investment is the common stock of Westfield Financial.

      Employee Stock Ownership Plan (ESOP). This plan is a tax-qualified plan that covers substantially all employees who have completed 1,000 hours of service in a 12 month period and attained age 21. The ESOP took effect at the completion of the reorganization. Westfield Financial has lent this plan enough money to purchase up to 8% of the shares of the total number of shares held by persons other than Westfield Mutual Holding Company. The plan intends to purchase all of these shares in private transactions or on the open market from time to time to the extent that shares are available for purchase on reasonable terms. Although contributions to this plan will be discretionary, Westfield Bank intends to contribute enough money each year to make the required principal and interest payments on the loan from Westfield Financial. This loan is for a term of 30 years and calls for level annual payments of principal and interest. The plan pledges the shares it purchases as collateral for the loan and holds them in a suspense account. The plan will not distribute the pledged shares right away. Instead, it will release a portion of the pledged shares annually. Assuming the plan repays its loan as scheduled over a 30-year term, we expect that 1/30th of the shares will be released annually in years 2002 through 2032. The plan will allocate the shares released each year among the accounts of participants in proportion to their compensation for the year. For example, if a participant's compensation for a year represents 1% of the total compensation of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year, subject to certain legal limitations imposed on tax qualified plans. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted by the plan trustee in a way that mirrors the votes which participants cast for shares in their individual accounts. This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flow.

      Benefit Restoration Plan. Westfield Financial has also established the Benefit Restoration Plan of Westfield Financial in order to provide restorative payments to executives who are prevented from receiving the full benefits contemplated by the ESOP's benefit formula as well as the 401(k) Plan's benefit formula. The restorative payments consist of payments in lieu of shares that cannot be allocated to participants under the ESOP due to the legal limitations imposed on tax-qualified plans and, in the case of participants who retire before the repayment in full of the ESOP's loan, payments in lieu of the shares that would have been allocated if employment had continued through the full term of the loan. The restorative payments also consist of amounts unable to be provided under the 401(k) Plan due to certain legal limitations imposed on tax-qualified plans.

      Deferred Compensation Agreements. Westfield Bank has also entered into deferred compensation agreements with each of Donald A. Williams and Victor J. Carra. Under these agreements, each executive is guaranteed monthly payments equal to 70% of his monthly salary after retirement for the remainder of the executive's life or 240 months, whichever is greater. The amounts of these payments is reduced by any payments received from the pension plan and are also reduced by Social Security payments attributable to contributions made by Westfield Bank. These agreements also provide for payments upon the death or disability of the executive that are equal in amount to the payments that would have been payable to the executive upon retirement with such payments being made for a period of 120 months.

      2002 Stock Option Plan. Westfield Financial has a Stock Option Plan in effect which was approved by the stockholders and became effective on July 26, 2002. The purpose of the Stock Option Plan is to encourage the retention of key employees and directors by facilitating their purchase of a stock interest in Westfield Financial. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. Westfield Financial has reserved an aggregate of 497,260 shares of common stock for issuance upon the exercise of stock options granted under the Plan. No options were granted during the 2003 fiscal year.

      The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on December 31, 2003, the last trading day of Westfield Financial's 2003 fiscal year, which was $23.76 per share. The first installment of options became exercisable on July 26, 2003.

                                 2003 fiscal year End Option/SAR Values
--------------------------------------------------------------------------------------------------------------
                                                       Number of Securities
                            Shares      Value         Underlying Unexercised           Value of Unexercised
                           Acquired    Realized       Options/SAR at Fiscal         In-the-Money Options/SARs
                             on          on                 Year-end at                   Fiscal Year-end
                           Exercise    Exercise                 (#)                             ($)
Name                         (#)         ($)       Exercisable/Unexercisable(1)    Exercisable/Unexercisable(1)
----                       --------    --------    ----------------------------    ---------------------------

Donald A. Williams            -           -               24,000/96,000                   224,880/899,520
Michael J. Janosco, Jr.       -           -               14,400/57,600                   134,928/539,712
Victor J. Carra               -           -               14,000/57,600                   134,928/539,712
James C. Hagan                -           -                2,400/9,600                     22,488/89,952
Rebecca C. Kozaczka           -           -                1,800/7,200                     16,866/67,464

___________________
<F1>  Based on the following information with respect to options:  the closing price per share of common stock on December 31, 2003 was $23.76 per share and all options have an exercise price of $14.39 per share, which equals a spread of $9.37 per share.

      2002 Recognition and Retention Plan. The RRP was adopted by the Board of Directors of Westfield Financial, approved by its stockholders and became effective on July 26, 2002. Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of Westfield Financial and Westfield Bank. The RRP is not subject to ERISA and is not a tax-qualified plan. The members of the Board's Compensation Committee who are disinterested directors ("RRP Committee") administer the RRP. Westfield Financial pays all costs and expenses of administering the RRP.

      As required by the terms of the RRP, Westfield Financial has established a trust ("Trust") and has contributed to the Trust in order to fund the purchase of 198,904 shares of common stock, the maximum number of restricted stock awards ("Restricted Stock Awards") that may be granted under the RRP. Shares of common stock subject to a Restricted Stock Award are held in the Trust until the Award vests at which time the shares of common stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of common stock subject to his Award, whether or not the underlying shares have vested.

      Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers, executives and outside directors selected by the RRP Committee. No Awards were granted during the 2003 fiscal year.

      Westfield Financial may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

LIMITATIONS ON FEDERAL TAX DEDUCTIONS FOR
EXECUTIVE OFFICER COMPENSATION

      Federal tax laws may limit the federal income tax deduction for salaries paid or for other compensation paid for personal services actually rendered to $1 million each tax year for each executive officer named in the summary compensation table in Westfield Financial's proxy statement for that year. This limit will not apply to non-taxable compensation under various broad-based retirement and fringe benefit plans, to compensation that is "qualified performance-based compensation" under applicable law. Westfield Financial and Westfield Bank expect that the Compensation Committee will take this deduction limitation into account with other relevant factors in establishing future compensation levels of their executive officers and in setting the terms of compensation programs. Currently, none of our executive officers receive annual compensation expected to exceed this limit. However, there is no assurance that all compensation paid to our executive officers will be deductible for federal income tax purposes. To the extent that compensation paid to any executive officer is not deductible, the net after-tax cost of providing the compensation will be higher and the net after-tax earnings of Westfield Financial and Westfield Bank will be reduced.

Transactions with Certain Related Persons

      Westfield Bank makes loans to its executive officers, employees and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2003, loans to non-employee directors and their associates totaled $7,037,000.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Westfield Financial's directors and executive officers, and persons who own more than 10% of Westfield Financial's common stock, to report to the Securities and Exchange Commission their initial ownership of Westfield Financial's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and Westfield Financial is required to disclose in this proxy statement any late filings or failures to file.

      Based solely on its review of the copies of such reports furnished to Westfield Financial and written representations that no other reports were required during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to Westfield Financial's executive officers and directors during fiscal 2003 were met.

                           INDEPENDENT ACCOUNTANTS

      Deloitte & Touche LLP served as independent public accountants for the purpose of auditing Westfield Financial's consolidated financial statements for the year ended December 31, 2003 and will continue to serve as Westfield Financial's independent accountants for the year ended December 31, 2004. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting to answer questions concerning the financial statements presented and will be permitted to make a statement at the meeting.

                           ADDITIONAL INFORMATION

Information About Shareholder Proposals

      If you wish to submit proposals to be included in our proxy statement for the 2005 annual meeting of Westfield Financial shareholders, we must receive them on or before December 25, 2004, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require Westfield Financial to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. Section 240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

      In addition, under Westfield Financial's Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2005 Annual Meeting), the following criteria must be met: (i) you must be a shareholder of record;
(ii) you must have given timely notice in writing to the Clerk of Westfield Financial; and (iii) your notice must contain specific information required in our Bylaws. To be considered timely for inclusion in our 2005 Annual Meeting, we must receive your advance written notice of business or nominations to the Board of Directors no later than 120 days preceding the anniversary date of this year's annual meeting. For example, if we hold this year's annual meeting on May 20, 2005, we should receive your advance notice of business or nomination no later than January 20, 2005.

                                       By Order of the Board of Directors,

                                       /s/ Philip R. Smith

                                       Philip R. Smith
                                       Clerk

Westfield, Massachusetts
April 16, 2004

===========================================================================
To assure that your shares are represented at the annual meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.
===========================================================================

Westfield Financial, Inc.                                   REVOCABLE PROXY

       This Proxy is solicited on behalf of the Board of Directors of
                          Westfield Financial, Inc.
     for the Annual Meeting of Stockholders to be held on May 21, 2004.

      The undersigned stockholder of Westfield Financial, Inc. hereby appoints Donald A. Williams and David C. Colton, Jr., each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Westfield Financial, Inc. held of record by the undersigned on March 26, 2004, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Time, on May 21, 2004, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement, dated April 16, 2004 and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1.

          PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
              AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote "FOR" all of the nominees named in Item 1.

I Will Attend Annual Meeting.            [ ]

Please Mark Your Choice Like This
in Blue or Black Ink.                    [X]

---------------------------------------------------------------------------

1.    Election of four directors for terms of three years each.  Nominees:
      Victor J. Carra, Richard C. Placek, Charles E. Sullivan and Thomas C. Sullivan.
                        For          Withhold
                                 for all nominees

                        [ ]             [ ]

---------------------------------------------------------------------------

      Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:

      ---------------------------------

---------------------------------------------------------------------------

                                  The undersigned hereby acknowledges
                                  receipt of the Notice of Annual Meeting
                                  of Stockholders and the Proxy Statement
                                  for the Annual Meeting dated April 16,
                                  2004.

                                  -----------------------------------------

                                  -----------------------------------------
                                  Signature(s)

                                  Dated: ____________________________, 2004

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.